Exhibit 21.1
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                           SUBSIDIARIES OF THE COMPANY


       Pathnet Finance I, LLC, a Delaware limited liability company.

       Pathnet/Idaho Power License, LLC, a Delaware limited liability company.

       Pathnet/Idaho Power Equipment, LLC, a Delaware limited liability company.

       Pathnet BNSF Equipment, LLC, a Delaware limited liability company.

       Pathnet Fiber Optics, LLC, a Delaware limited liability company.